EXHIBIT 4.4
                                                                  EXECUTION COPY

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                                    Depositor

                         EMERGENT RESIDUAL HOLDING CORP.

                                     Sponsor

                                       and

                              EMERGENT GROUP, INC.

                           ---------------------------

                         UNAFFILIATED SELLER'S AGREEMENT

                          Dated as of December 1, 1997

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE ONE DEFINITIONS.....................................................  1

   Section 1.01.  Terms Defined in Sale and Servicing Agreement.............  1
   Section 1.02.  Specific Terms............................................  1

ARTICLE TWO PURCHASE, SALE AND CONVEYANCE OF THE MORTGAGE LOANS.............  4

   Section 2.01.  Agreement to Purchase Initial and Additional Mortgage
                    Loans...................................................  4
   Section 2.02.  Agreement to Purchase Pre-Funded Mortgage Loans...........  4
   Section 2.03.  Purchase Price............................................  6
   Section 2.04.  Satisfaction and Discharge of Warehouse Liens.............  6
   Section 2.05.  Delivery of Mortgage Loan Files...........................  6
   Section 2.06.  Transfer of Mortgage Loans; Assignment of Agreement.......  7
   Section 2.07.  Examination of Mortgage Loan File.........................  7
   Section 2.08.  Books and Records.........................................  7

ARTICLE THREE REPRESENTATIONS AND WARRANTIES................................  8

   Section 3.01.  Representations and Warranties as to the Sponsor..........  8
   Section 3.02.  Representations and Warranties Relating to the Mortgage
                    Loans...................................................  9
   Section 3.03.  Covenants of the Sponsor.................................. 16
   Section 3.04.  Representations and Warranties of the Depositor........... 17
   Section 3.05.  Repurchase Obligation for Breach of a Representation or
                    Warranty................................................ 18
   Section 3.06.  Reassignment of Purchased Mortgage Loans.................. 19
   Section 3.07.  Waivers................................................... 19
   Section 3.08.  Representations and Warranties of Emergent Group.......... 19

ARTICLE FOUR THE SPONSOR.................................................... 21

   Section 4.01.  Liability of the Sponsor.................................. 21
   Section 4.02.  Merger or Consolidation................................... 21

   Section 4.03.  Costs..................................................... 22

   Section 4.04.  Servicing................................................. 22
   Section 4.05.  Mandatory Delivery........................................ 22
   Section 4.06.  Indemnification........................................... 22

ARTICLE FIVE CONDITIONS OF CLOSING.......................................... 26

   Section 5.01.  Conditions of Depositor's Obligations..................... 26
   Section 5.02.  Conditions of Sponsor's Obligations....................... 28
   Section 5.03.  Termination of Depositor's Obligations.................... 28


                                      (i)
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ARTICLE SIX MISCELLANEOUS................................................... 29

   Section 6.01.  Notices................................................... 29
   Section 6.02.  Severability of Provisions................................ 29
   Section 6.03.  Agreement of Sponsor...................................... 29
   Section 6.04.  Survival.................................................. 30
   Section 6.05.  Effect of Headings and Table of Contents.................. 30
   Section 6.06.  Successors and Assigns.................................... 30
   Section 6.07.  Governing Law............................................. 30
   Section 6.08.  Confirmation of Intent.................................... 30
   Section 6.09.  Execution in Counterparts................................. 31
   Section 6.10.  Amendments................................................ 31
   Section 6.11.  Miscellaneous............................................. 32

EXHIBITS

Exhibit A - Schedule of Mortgage Loans
Exhibit B - Officer's Certificate


                                      (ii)
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      This Unaffiliated Seller's Agreement, dated as of December __, 1997, among
PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation (the "Depositor"), EMERGENT RESIDUAL HOLDING CORP., a Delaware corporation (the "Sponsor"), and EMERGENT GROUP, INC., a South Carolina corporation ("Emergent Group").

                              W I T N E S S E T H:

      WHEREAS, the Depositor has agreed to purchase from the Sponsor and the Sponsor is selling to the Depositor, pursuant to this Agreement, the Mortgage Loans and Other Conveyed Property;

      WHEREAS, it is the intention of the Sponsor and the Depositor that simultaneously with the Sponsor's conveyance of the Mortgage Loans and Other Conveyed Property to the Depositor (a) the Depositor shall deposit the Mortgage Loans and Other Conveyed Property, pursuant to a Sale and Servicing Agreement to be dated as of December 1, 1997 (the "Sale and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Emergent Mortgage Corp., as servicer, and First Union National Bank, as indenture trustee (the "Indenture Trustee") into the Emergent Home Equity Loan Trust 1997-4 (the "Trust") created pursuant to the Trust Agreement dated as of November 26, 1997 (the "Trust Agreement") between the Sponsor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), (b) the Indenture Trustee shall issue notes (the "Notes") evidencing beneficial ownership interests in the Trust to or upon the written order of the Depositor;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE ONE

                                   DEFINITIONS

      Section 1.01. Terms Defined in Sale and Servicing Agreement. Capitalized terms used herein without definition shall have the respective meanings specified in the Sale and Servicing Agreement.

      Section 1.02. Specific Terms. Whenever used in this Agreement, the following terms and phrases, unless the context requires otherwise, shall have the following meanings:

      "Agreement" means this Unaffiliated Seller's Agreement, as amended or supplemented in accordance with the provisions hereof.

      "Commission" means the Securities and Exchange Commission and its successors.

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      "Contribution Agreements" means the Originator/Contributor Contribution
Agreement and the Contributor/Sponsor Contribution Agreement.

      "Cut-off Date Principal Balance" means as to each Mortgage Loan, its unpaid principal balance as of the Cut-off Date.

      "Depositor Information" shall have the meaning given to such term in
Section 4.06(b).

      "FSA Information" means any information furnished by the Insurer in writing expressly for the use in the Offering Document, it being understood that in respect of the initial Offering Document, the FSA Information is limited to the information included under the caption "The Insurer" and the financial statements of the Insurer incorporated by reference therein.

      "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics liens and any liens that attach to a Mortgaged Property by operation of law.

      "Other Conveyed Property" means all monies at any time paid or payable on the Mortgage Loans or in respect thereof after the Cut-off Date (including amounts due on or before the Cut-off Date but received by the Originator, the Sponsor or the Depositor after the Cut-off Date), the insurance policies relating to the Mortgage Loans and all Insurance Proceeds, rights of the Sponsor against the Originator under the Purchase Agreement and Assignment, all items contained in the Mortgage Files, and any REO Property, together with all collections thereon and proceeds thereof.

      "Prospectus" means the Prospectus dated June 10, 1997 relating to the offering by the Depositor from time to time of its pass-through certificates or notes (issuable in series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Notes.

      "Prospectus Supplement" means the Prospectus Supplement dated December 4, 1997, relating to the offering of the Notes in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Notes.

      "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 333-27355) relating to the offering from time to time of pass-through certificates or notes (issuable in series) as heretofore declared effective by the Commission.

      "Related Documents" means the Insurance Agreement and the Indemnification Agreement.


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      "Schedule of Mortgage Loans" means the schedule of Initial Mortgage Loans and Additional Mortgage Loans and related mortgage notes attached hereto as Schedule A, which schedule shall be deemed to be amended to reflect any Mortgage Loan Schedule relating to any Pre-Funded Mortgage Loans to be transferred to the Depositor pursuant to Section 2.02.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Termination Event" means the existence of any one or more of the following conditions:

            (a) A stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

            (b) Subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating accorded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

            (c) Subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Insurer, the Contributor or the Sponsor reasonably determined by the Depositor to be material; or

            (d) Subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Notes; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus Supplement.

      "Sponsor Repurchase Event" means the occurrence of a breach of any of the Sponsor's representations and warranties under Section 3.02 herein.


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                                  ARTICLE TWO

               PURCHASE, SALE AND CONVEYANCE OF THE MORTGAGE LOANS

      Section 2.01. Agreement to Purchase Initial and Additional Mortgage Loans . Subject to the terms and conditions of this Agreement, the Sponsor hereby sells, transfers, assigns, and otherwise conveys to the Depositor without recourse (but without limitation of its obligations and representations in this Agreement), and the Depositor hereby purchases, all right, title and interest of the Sponsor in and to the Initial Mortgage Loans, the Additional Mortgage Loans and the Other Conveyed Property relating thereto. It is the intention of the Sponsor and the Depositor that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Initial Mortgage Loans, the Additional Mortgage Loans and the Other Conveyed Property relating thereto from the Sponsor to the Depositor, conveying good title thereto free and clear of any Liens (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.04), and such Mortgage Loans and Other Conveyed Property shall not be part of the Sponsor's estate in the event of the filing of a bankruptcy petition by or against the Sponsor under any bankruptcy or similar law.

      Section 2.02. Agreement to Purchase Pre-Funded Mortgage Loans. Subject to the terms and conditions of this Agreement, the Sponsor hereby agrees to sell to the Depositor without recourse (but without limitation of its obligations and representations in this Agreement), and the Depositor hereby agrees to purchase, all right, title and interest of the Sponsor in and to additional mortgage loans satisfying the requirements of Section 2.02(c) of the Sale and Servicing Agreement ("Pre-Funded Mortgage Loans"), having an aggregate Stated Principal Balance as of their respective Cut-off Dates of up to the Original Pre-Funded Amount, together with the Other Conveyed Property relating thereto. It is the intention of the Sponsor and the Depositor that each such transfer and assignment of Pre-Funded Mortgage Loans and the Other Conveyed Property relating thereto shall constitute a sale of such Pre-Funded Mortgage Loans and Other Conveyed Property from the Sponsor to the Depositor, conveying good title thereto free and clear of any liens (other than the Warehouse Liens to be satisfied and discharged as provided in Section 2.04), and such Pre-Funded Mortgage Loans and Other Conveyed Property shall not be part of the Sponsor's estate in the event of the filing of a bankruptcy petition by or against the Sponsor under any bankruptcy or similar law.

            (a) The Sponsor shall be obligated to sell Pre-Funded Mortgage Loans and Other Conveyed Property relating thereto pursuant to this Section 2.02 subject only to the availability thereof to the Sponsor during the Pre-Funding Period under the Originator/Contributor Contribution Agreement. To the extent Pre-Funded Mortgage Loans shall become available to the Sponsor under the Originator/Contributor Contribution Agreement during the Pre-Funded Period, the Sponsor shall execute and deliver to the Depositor an Addition Notice, accompanied by a Mortgage Loan Schedule with respect to such Pre-Funded Mortgage Loans.


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      (b) Subject to the satisfaction of the conditions set forth in paragraph
(d) below, in consideration of the Depositor's delivery on the related Pre-Funded Loan Transfer Dates to or upon the order of the Sponsor of the purchase price therefor, the Sponsor shall on such Pre-Funded Loan Transfer Dates sell to the Depositor without recourse but subject to terms and provisions of this Agreement, all of the right, title and interest of the Sponsor in and to the relevant Pre-Funded Mortgage Loans, including all principal outstanding as of, and all interest due after, the related Cut-off Dates, and all other assets included or to be included in the Trust and to be pledged by the Trust to the Indenture Trustee for the benefit of the Noteholders and the Insurer. In connection with each such sale, the Originator, the Contributor, the Sponsor, the Depositor, the Trust and the Indenture Trustee shall execute and deliver an instrument of transfer substantially in the form of Exhibit G to the Sale and Servicing Agreement (the "Pre-Funded Mortgage Loan Transfer Agreement").

      (c) The obligation of the Depositor to purchase Pre-Funded Mortgage Loans and any other property and rights related thereto pursuant to this Section 2.02 shall be subject to the satisfaction of each of the following conditions on or prior to the related Pre-Funded Transfer Date:

            (i) the Sponsor shall have provided the Depositor, the Indenture Trustee, the Rating Agencies and the Insurer with a timely Addition Notice, which shall include a Mortgage Loan Schedule listing such Pre-Funded Mortgage Loans, and shall have provided any other information reasonably requested by any of the foregoing with respect to the Pre-Funded Mortgage Loans;

            (ii) the Originator, the Contributor and the Sponsor shall have executed and delivered a Pre-Funded Mortgage Loan Transfer Agreement with respect to the Pre-Funded Mortgage Loans;

            (iii) the Sponsor shall have deposited in the Collection Account all collections of (x) principal in respect of the Pre-Funded Mortgage Loans received after the related Cut-off Date and (y) interest due on the Pre-Funded Mortgage Loans after the related Cut-off Date;

            (iv) as of such Pre-Funded Loan Transfer Date, neither the Contributor nor the Sponsor shall be insolvent or aware of any pending insolvency, the contribution of such Pre-Funded Mortgage Loans by the Contributor to the Sponsor shall not have resulted in the insolvency of the Contributor and the transfer of such Pre-Funded Mortgage Loans to the Depositor on such Pre-Funded Loan Transfer Date shall not result in the insolvency of the Sponsor;

            (v) such addition will not result in a material adverse tax consequence to the Trust or the Holders of the Notes;


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

            (vi) the Pre-Funding Period shall not have terminated;

            (vii) the addition of such Pre-Funded Mortgage Loans shall not result in any representation or warranty set forth in Section 3.02 being or becoming untrue or inaccurate and such Pre-Funded Mortgage Loans shall satisfy the requirements of Section 2.02(c) of the Sale and Servicing Agreement;

            (viii) the Sponsor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (d);and

            (ix) there shall have been delivered to the Depositor, the Insurer, the Rating Agencies and the Indenture Trustee, independent Opinions of Counsel with respect to the transfer of the Pre-Funded Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Depositor, the Insurer and the Indenture Trustee, respectively on the Closing Date (bankruptcy, corporate and tax opinions).

      Section 2.03. Purchase Price.

      (a) On the Closing Date, as full consideration for the Sponsor's sale of the Initial Mortgage Loans and the Additional Mortgage Loans and the Other Conveyed Property relating thereto to the Depositor, the Depositor will deliver to or upon the written order of the Sponsor the Certificates to be issued by the Trust pursuant to Section 4.2 of the Trust Agreement.

      (b) On each Pre-Funded Loan Transfer Date, as full consideration for the Sponsor's sale of the Pre-Funded Mortgage Loans to be sold to the Depositor on such Pre-Funded Loan Transfer Date and the Other Conveyed Property relating thereto, the Depositor will apply 100% of the aggregate Principal Balance of the Pre-Funded Mortgage Loans as of the related Pre-Funded Loan Cut-off Date to the satisfaction and discharge of the Warehouse Liens with respect to such Pre-Funded Mortgage Loans.

      Section 2.04. Satisfaction and Discharge of Warehouse Liens.

      (a) The Depositor agrees to cause all Warehouse Liens with respect to the Initial and Additional Mortgage Loans to be satisfied and discharged effective on the Closing Date.

      (b) On each Pre-Funded Loan Transfer Date, the Depositor shall cause all Warehouse Liens with respect to the related Pre-Funded Mortgage Loans to be satisfied and discharged effective on such Pre-Funded Loan Transfer Date.

      Section 2.05. Delivery of Mortgage Loan Files. On or prior to the Closing Date or Pre-Funded Loan Transfer Date, as the case may be, the Sponsor shall


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

deliver or shall cause to be delivered to the Indenture Trustee (as assignee of the Depositor and the Trust pursuant to the Sale and Servicing Agreement), the documents listed in Section 2.03(a) of the Sale and Servicing Agreement with respect to each Mortgage Loan being sold to the Depositor on such date.

      Section 2.06. Transfer of Mortgage Loans; Assignment of Agreement. The Depositor has the right to assign its interest under this Agreement to the Trust as may be required to effect the purposes of the Sale and Servicing Agreement and the Trust has the right to pledge such interest to the Indenture Trustee as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Sponsor, and the Trust and the Indenture Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Sale and Servicing Agreement, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by this Section 2.06 and
Section 3.05 to the Trust and the Trust shall pledge all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by this Section 2.06 and Section 3.05 to the Indenture. The Sponsor agrees that, upon such assignment to the Trust and pledge to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Trust and the Indenture Trustee and the Trust and the Indenture Trustee may enforce diligently, without joinder of the Depositor, the repurchase obligations of the Sponsor set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

      Section 2.07. Examination of Mortgage Loan File. Prior to the Closing Date and each Pre-Funded Loan Transfer Date, as applicable, the Sponsor shall make the Mortgage Files available to the Depositor or its designee for examination at the Sponsor's offices or at such other place as the Sponsor shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date and each Pre-Funded Loan Transfer Date, as applicable. If the Depositor or its designee makes such examination prior to the Closing Date and each Pre-Funded Loan Transfer Date, as applicable, and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Schedule of Mortgage Loans. The Depositor may, at its option and without notice to the Sponsor, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Indenture Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Indenture Trustee to demand repurchase or other relief as provided in this Agreement.

      Section 2.08. Books and Records. The sale of each Mortgage Loan shall be reflected on the Sponsor's balance sheet and other financial statements as a sale of assets by the Sponsor. The Sponsor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trust and the pledge thereof to the Indenture Trustee for the benefit of the Noteholders and the Insurer.

                                 ARTICLE THREE
                         REPRESENTATIONS AND WARRANTIES

      Section 3.01. Representations and Warranties as to the Sponsor. The Sponsor hereby represents and warrants to the Depositor, as of the Closing Date, and as of each Pre-Funded Loan Transfer Date, that:

            (a) Organization and Good Standing. The Sponsor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Mortgage Loans and the Other Conveyed Property transferred to the Depositor.

            (b) Due Qualification. The Sponsor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification.

            (c) Power and Authority. The Sponsor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Sponsor has full power and authority to sell and assign the Mortgage Loans and the Other Conveyed Property to be sold and assigned to and deposited with the Depositor by it and has duly authorized such sale and assignment to the Depositor by all necessary corporate action; the execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly authorized by the Sponsor by all necessary corporate action; and this Agreement has been duly and validly executed and delivered by the Sponsor.

            (d) Valid Sale; Binding Obligations. This Agreement shall effect a valid sale, transfer and assignment of the Mortgage Loans and the Other Conveyed Property, enforceable against the Sponsor and creditors of and purchasers from the Sponsor; and this Agreement constitutes a legal, valid and binding obligation of the Sponsor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (e) No Violation. The consummation of the transactions and other matters contemplated by this Agreement and the fulfillment of the terms of this Agreement shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Sponsor, or any material


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

      indenture, agreement, mortgage, deed of trust or other instrument to which the Sponsor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Sponsor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Sponsor or any of its properties.

            (f) No Proceedings. There are no material proceedings or investigations pending or, to the Sponsor's knowledge, threatened against the Sponsor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Sponsor or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement,
      (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Sponsor of its obligations under, or the validity or enforceability of, this Agreement, (iv) involving the Sponsor and which might adversely affect the federal income tax or other federal, state or local tax attributes of the Certificates, or (v) that could have a material adverse effect on the Mortgage Loans.

            (g) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Sponsor of this Agreement and the consummation of the transactions contemplated hereby have been or will be taken or obtained on or prior to the Closing Date.

            (h) Chief Executive Office. The chief executive office of the Sponsor is at 44 East Camperdown Way, Greenville, South Carolina 29601,
      Attention: William P. Crawford.

      Section 3.02. Representations and Warranties Relating to the Mortgage Loans. The Sponsor represents and warrants to the Depositor, as of the Closing Date, as to each Initial Mortgage Loan and Additional Mortgage Loan, and as of each Pre-Funded Loan Transfer Date, as to each Pre-Funded Mortgage Loan, that immediately prior to the sale and transfer of the relevant Mortgage Loans on such date by the Sponsor to the Depositor and immediately prior to the sale of the Mortgage Loans from the Depositor to the Trust pursuant to the Sale and Servicing Agreement and the pledge thereof by the Trust to the Indenture Trustee pursuant to the Indenture:

            (a) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the related Cut-off Date;


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

            (b) The information provided by the Sponsor to the Depositor in connection with a Pre-Funded Mortgage Loan is true and correct in all material respects at the date or dates respecting which such information was furnished and such Pre-Funded Mortgage Loans comply with the requirements of Section 2.02(d);

            (c) All of the original or certified documentation required to be delivered to the Trust pursuant to the Sale and Servicing Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee in accordance with the terms of such Sale and Servicing Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

      (d) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include condominiums, townhouses and units in planned unit developments, or manufactured housing, but shall not include cooperatives;

      (e) No Mortgage Loan had a Loan-to-Value Ratio in excess of 96.01%;

      (f) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

      (g) Immediately prior to the transfer and assignment herein contemplated, the Sponsor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by it subject to no Liens, except for Warehouse Liens to be satisfied and discharged as provided in Section 2.04 and for Liens which will be released simultaneously with such transfer and assignment and subordinate Liens on the related Mortgaged Property and immediately upon the sale and assignment herein contemplated, the Depositor will hold good and indefeasible title to, and be the sole owner of each Mortgage Loan subject to no liens, except the Warehouse Liens to be so satisfied and discharged and such Liens which will be released simultaneously with such sale and assignment and subordinate liens on the related Mortgaged Property;


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

            (h) As of the related Cut-off Date, no Initial Mortgage Loan is 60 or more days delinquent and no Additional Mortgage Loan or Pre-Funded Mortgage Loan is 30 or more days delinquent;

            (i) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

            (j) There is no valid and enforceable right of rescission, offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (k) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (m) below;

            (l) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

            (m) With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the initial Stated Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (f) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-off Date such policy will be valid and thereafter such policy shall continue in full force and effect;

            (n) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the related Sale and Servicing Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the minimum amount required to compensate for damage or loss on a replacement cost basis;

            (o) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in the Sale and Servicing Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan and (B) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

            (p) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

            (q) The Sponsor has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the servicer in any insurance policies applicable to any Mortgage Loans delivered by such Sponsor including, to the extent such Mortgage Loan is not covered by a blanket policy described in the Sale and Servicing Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the servicer;

            (r) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded or are in the process of being recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the Indenture Trustee, subject to the provisions of Section 2.03 of the Sale and Servicing Agreement;

            (s) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Indenture Trustee;

            (t) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans have been paid;

            (u) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

            (v) No Mortgage Loan was originated under a buydown plan;

            (w) No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

            (x) Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans, and consists of one or more parcels of real property with a residential dwelling thereon;

            (y) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

            (z) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Originator to make future advances to the related Mortgagor at the option of the Mortgagor;

            (aa) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

            (bb) All of the improvements of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and, if a title insurance policy exists with respect to such Mortgaged Property, are stated in such title insurance policy and affirmatively insured;

            (cc) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

            (dd) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

            (ee) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

            (ff) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Sponsor nor the Depositor has waived any default, breach, violation or event of acceleration;

            (gg) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part;

            (hh) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Originator's underwriting guidelines;

            (ii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

            (jj) The Sponsor has no actual knowledge that there exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

            (kk) None of the Mortgage Loans shall be due from the United States of America or any State or from any agency, department, subdivision or instrumentality thereof;

            (ll) At the Cut-off Date, no Mortgagor had been identified on the records of the Sponsor as being the subject of a current bankruptcy proceeding;

            (mm) By the Closing Date, the Sponsor will have caused the portions of the Sponsor's records relating to the Initial Mortgage Loans and the Additional Mortgage Loans to be clearly and unambiguously marked to show that such Loans constitute part of the Trust and are owned by the Trust in accordance with the terms of the Sale and Servicing Agreement and have been pledged to the Indenture Trustee in accordance with the terms of the Indenture, and by each Pre-Funded Loan Transfer Date, the Sponsor will have caused the portions of the Sponsor's records relating to the related Pre-Funded Mortgage Loans to be clearly and unambiguously marked to show that such Mortgage Loans constitute part of the Trust and are owed by the Trust in accordance with the terms of the Sale and Servicing Agreement and have been pledged to the Indenture Trustee in accordance with the terms of the Indenture;

            (nn) No Mortgage Loan was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Mortgage Loan under this Agreement or pursuant to transfers of the Notes. The Sponsor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Mortgage Loans;

            (oo) All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Indenture Trustee a first priority perfected lien on, or ownership interest in, the Mortgage Loans and the proceeds thereof and the other property of the Trust Fund have been made, taken or performed;

            (pp) The Sponsor has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Mortgage Loan or otherwise to impair the rights of the Trust and the Noteholders in any Mortgage Loan or the proceeds thereof;

            (qq) No Mortgage Loan is assumable (without the consent of the Sponsor which consent has not been given) by another Person in a manner which would release the Mortgagor thereof from such Mortgagor's obligations to the Sponsor with respect to such Mortgage Loan;

            (rr) With respect to the Initial Mortgage Loans as of the Cut-off
      Date: the aggregated Stated Principal Balance was $92,034,591.56; each of the Stated Principal Balances was at least $11,000 but no more than $550,000; the average Stated Principal Balance was $67,375.25; the Mortgage Rates were at least 8.500% but no more than 15.803%; the weighted average Mortgage Rate was 11.250%; the original Loan-to-Value Ratios were at least 11.00% but no more than 96.00%; the weighted average original Loan-to-Value Ratio was 76.495%; the remaining terms to stated maturity were at least 118 months but no more than 361 months; the weighted average remaining term to stated maturity was 202 months; the original terms to stated maturity were at least 120 months but no more than 361 months; the weighted average original term to stated maturity was 203 months; and no more than 0.60% of the Mortgage Loans are secured by Mortgaged Properties located in any one postal zip code area;

            (ss) No selection procedures adverse to the Noteholders or to the Insurer have been utilized in selecting such Mortgage Loan from all other similar Mortgage Loans originated by the Originator;

            (tt) The related Mortgaged Property has not been subject to any foreclosure proceeding or litigation;

            (uu) There was no fraud involved in the origination of the Mortgage Loan by the mortgagee or the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan; and

            (vv) Each Mortgage File contains an appraisal of the Mortgaged Property indicating an appraised value equal to the appraised value of such Mortgaged Property on the Mortgage Loan Schedule. Each appraisal has been performed in accordance with the requirements of FNMA or FHLMC.

            (ww) Each Mortgage Loan is a "qualified mortgage" as defined in
      Section 860G(a)(3) of the Code.

      Section 3.03. Covenants of the Sponsor . The Sponsor covenants to the Depositor as follows:

            (a) The Sponsor shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Notes in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

            (b) The Sponsor agrees to satisfy or cause to be satisfied on or prior to the Closing Date all of the conditions to the Depositor's obligations set forth in Section 5.01 hereof that are within the Sponsor's (or its agents') control.

            (c) The Sponsor hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Sponsor as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trust and then to the Indenture Trustee pursuant to the Indenture, and the rating, issuance and sale of the Notes.

            (d) The Sponsor hereby agrees to arrange separately to pay to the Indenture Trustee all of the Indenture Trustee's fees and expenses in connection with the transactions contemplated by the Sale and Servicing Agreement and the Indenture, including, without limitation, all of the Indenture Trustee's fees and expenses in connection with any actions taken by the Indenture Trustee pursuant to Section ____ thereof. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Owner Trustee's fees and expenses or the Indenture Trustee's fees and expenses in connection with the transactions contemplated by the Trust Agreement, Sale and Servicing Agreement or the Indenture.

      Section 3.04. Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Sponsor, as of the date of execution of this Agreement, as of the Closing Date and as of each Pre-Funded Loan Transfer Date, that:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Sponsor, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date;

            (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act;

            (f) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Sponsor, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

      Section 3.05. Repurchase Obligation for Breach of a Representation or Warranty . Each of the representations and warranties contained in Sections 3.01 and 3.02 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the Depositor to the Trust and from the Trust to the Indenture Trustee and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Loans and notwithstanding subsequent termination of this Agreement or the Sale and Servicing Agreement.

            (a) Upon the occurrence of a breach of any of the Sponsor's representations and warranties under Section 3.02 hereof that materially and adversely affects the related Mortgage Loan, the Sponsor shall, unless such breach shall have been cured in all material respects or unless the Originator shall have repurchased such Mortgage Loan directly from the Trust, repurchase the related Mortgage Loan from the Trust within 60 days following discovery by or notice to the Sponsor of such breach pursuant to
      Section 2.05 of the Sale and Servicing Agreement, and, the Sponsor shall pay the Purchase Price to the Indenture Trustee pursuant to the Sale and Servicing Agreement. To the extent such Sponsor fails to effect its repurchase obligation, Emergent Group shall repurchase the related Mortgage Loans and pay the Purchase Price to the Indenture Trustee on such date. The provisions of this Section 3.05 are intended to grant the Indenture Trustee a direct right against the Sponsor and the Emergent Group to demand performance hereunder, and in connection therewith, the

      Sponsor and Emergent Group waive any requirement of prior demand against the Depositor with respect to such repurchase obligation. Any such purchase resulting from the Sponsor Repurchase Event shall take place in the manner specified in Section 2.05 of the Sale and Servicing Agreement. Notwithstanding any other provision of this Agreement or the Sale and Servicing Agreement to the contrary, the obligation of the Sponsor and Emergent Group under this Section shall be performed in accordance with the terms hereof notwithstanding the failure of the Depositor or the Servicer to perform any of their respective obligations with respect to such Mortgage Loan under this Agreement or under the Sale and Servicing Agreement.

            (b) In addition to the foregoing and notwithstanding whether the related Mortgage Loan shall have been purchased by the Sponsor or Emergent Group, the Sponsor shall indemnify the Depositor, the Trust, the Indenture Trustee, the Insurer, the Owner Trustee, Emergent Group and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to Sponsor Repurchase Events.

      Section 3.06. Reassignment of Purchased Mortgage Loans. Upon deposit in the Collection Account of the Purchase Price of any Mortgage Loan repurchased by the Sponsor under Section 3.05 hereof, the Depositor and the Indenture Trustee shall take such steps as may be reasonably requested by the Sponsor in order to assign to the Sponsor or its designee all of the Depositor's and the Trust's and the Indenture Trustee's right, title and interest in and to such Mortgage Loan and all security and documents and all Other Conveyed Property conveyed to the Depositor, the Trust and the Indenture Trustee directly relating thereto, without recourse, representation or warranty, except as to the absence of Liens created by or arising as a result of actions of the Depositor or the Indenture Trustee. Such assignment shall be a sale and assignment outright, and not for security. If, following the reassignment of a Purchased Mortgage Loan, in any enforcement suit or legal proceeding, it is held that the Sponsor may not enforce any such Mortgage Loan on the ground that it shall not be a real party in interest or a holder entitled to enforce the Mortgage Loan, the Depositor, the Trust and the Indenture Trustee shall, at the expense of the Sponsor, take such steps as the Sponsor deems reasonably necessary to enforce the Mortgage Loan, including bringing suit in the Depositor's, the Trust's or the Trust's name or the names of the Noteholders.

      Section 3.07. Waivers. No failure or delay on the part of the Depositor, the Trust or the Indenture Trustee as pledgee of the Trust, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy.

      Section 3.08. Representations and Warranties of Emergent Group. Emergent Group hereby represents and warrants to the Depositor as of the date of execution of this Agreement, as of the Closing Date and as of each Pre-Funded Loan Transfer Date, that:

            (a) Emergent Group is a corporation duly organized, validly existing and in good standing under the laws of the State of South Carolina;

            (b) Emergent Group has the corporate power and authority to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by Emergent Group, and constitutes the legal, valid and binding agreement of Emergent Group, enforceable against Emergent Group in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by Emergent Group with this Agreement or the consummation by Emergent Group of any of the transactions contemplated hereby or thereby, except such as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of Emergent Group or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any material indenture, deed of trust, contract or other agreement or other instrument to which Emergent Group is a party or by which it is bound and which is material to Emergent Group, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over Emergent Group.

                                  ARTICLE FOUR

                                   THE SPONSOR

      Section 4.01. Liability of the Sponsor. The Sponsor shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by such Sponsor and its representations and warranties.

      Section 4.02. Merger or Consolidation. The Sponsor will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

      Any corporation or other entity (i) into which the Sponsor or Emergent Group may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Sponsor or Emergent Group is a party or (iii) succeeding to the business of the Sponsor or Emergent Group, which corporation has a certificate of incorporation containing provisions relating to limitations on business and other matters substantively identical to those contained in the Sponsor's certificate of incorporation, shall execute an agreement of assumption to perform every obligation of the Sponsor or Emergent Group, as the case may be, under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Sponsor or Emergent Group, as the case may be, hereunder (without relieving the Sponsor or Emergent Group, as the case may be, of its responsibilities hereunder, if it survives such merger or consolidation) without the execution or filing of any document or any further act by any of the parties to this Agreement. Notwithstanding the foregoing, so long as a Insurer Default shall not have occurred and be continuing, the Sponsor shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Sponsor's business without the prior written consent of the Insurer. The Sponsor or Emergent Group, as the case may be, shall promptly inform the other party, the Indenture Trustee and, so long as a Insurer Default shall not have occurred and be continuing, the Insurer of such merger, consolidation or purchase and assumption. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i),
(ii) and (iii) above, (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Sections 3.01, 3.02 and 3.08 or covenant made pursuant to Section 3.03, shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an event of default under the Insurance Agreement, shall have occurred and be continuing, (y) the Sponsor or Emergent Group, as the case may be, shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
4.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Sponsor shall have delivered to the Indenture Trustee an Opinion of Counsel, stating, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Indenture Trustee in the Trust and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

      Section 4.03. Costs. In connection with the transactions contemplated under this Agreement, the Sale and Servicing Agreement and the Indenture, the Sponsor shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (i) the fees and disbursements of the Sponsor's counsel; (ii) the fees of the Depositor's counsel, not to exceed $175,000; (iii) the fees and disbursements of Ernst & Young, the Sponsor's independent certified public accountants, in rendering a comfort letter in connection with the Prospectus Supplement and in comforting the Derived Information; (iv) the fees of Standard & Poor's Ratings Group and Moody's Investors Service, Inc.; (v) expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Notes; (vi) fees and expenses incurred with the issuance of the Certificates and the Notes; (vii) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including without limitation periodic reports under the Exchange
Act); (vii) the shelf registration amortization fee paid in connection with the issuance of Notes; and (ix) to the extent not covered above, all of the initial upfront expenses of the Depositor and the Underwriter including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Loan File. The Sponsor also will promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred) all of the initial upfront expenses of the Insurer including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Loan File. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

      Section 4.04. Servicing. The Mortgage Loans shall be serviced by the Servicer in accordance with the Sale and Servicing Agreement.

      Section 4.05. Mandatory Delivery. Each document specified in Section 2.03 of the Sale and Servicing Agreement for each Mortgage Loan shall be delivered to the Depositor on or before the Closing Date or relevant Pre-Funded Loan Transfer Date (except as otherwise provided in such Section 2.03).

      Section 4.06. Indemnification.

            (a) (i) Emergent Group agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, Prudential Securities Incorporated and each of its directors and each person or entity who controls the Depositor or Prudential Securities Incorporated or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor, Prudential Securities Incorporated or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor, Prudential Securities Incorporated and each such controlling person for any legal or other expenses incurred by the Depositor, Prudential Securities Incorporated or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in light of the circumstances under which they were made, not misleading, except insofar as such claims arise out of or are based upon any untrue statement or omission in the FSA Information or the Depositor Information. This indemnity agreement will be in addition to any liability which Emergent Group may otherwise have.

            (ii) Emergent Group agrees to indemnify and to hold each of the Depositor, the Indenture Trustee, the Owner Trustee, the Insurer and each Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor, the Trust, the Indenture Trustee, the Owner Trustee, the Insurer and any Noteholder may sustain in any way related to (i) the failure of the Sponsor or Emergent Group to perform its duties in compliance with the terms of this Agreement or (ii) the breach by either the Sponsor or Emergent Group of any of the representations or warranties made by it in this Agreement.

            (b) The Depositor agrees to indemnify and hold harmless the Sponsor, each of its directors and each person or entity who controls the Sponsor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Sponsor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Sponsor and any such director or controlling person for any legal or other expenses incurred by the Sponsor or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but with respect to the Prospectus Supplement, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the caption "Plan of Distribution" (the information contained under the caption "Plan of Distribution" the "Depositor Information"). This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 4.06 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.06, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
      Section 4.06 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

            (d) The Depositor agrees, assuming all Emergent Group-Provided Information (defined below) is accurate and complete in all material respects, to indemnify and hold harmless Emergent Group, its respective officers and directors and each person who controls Emergent Group within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by the Depositor, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Depositor under this Section 4.06(d) shall be in addition to any liability which the Depositor may otherwise have.

            The procedures set forth in Section 4.06(c) shall be equally applicable to this Section 4.06(d).

            (e) For purposes of this Section 4.06, the term "Derived Information" means such portion, if any, of the information used by the Depositor for filing with the Commission on Form 8-K as: (i) is not contained in the Prospectus without taking into account information incorporated therein by reference; and (ii) does not constitute Emergent Group-Provided Information. "Emergent Group-Provided Information" means any computer tape furnished to the Depositor by Emergent Group or the Originator concerning the assets comprising the Trust Fund.

            (f) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.06 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection(a) or subsection (b) of this Section 4.06 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, -------- however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by Emergent Group and the Sponsor on the one hand, and the Depositor on the other, Emergent Group and the Sponsor's, Emergent Group's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. Emergent Group and the Sponsor and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this
      Section 4.06, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of the Sponsor, and each person, if any who controls the Sponsor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Sponsor.

                                  ARTICLE FIVE

                              CONDITIONS OF CLOSING

      Section 5.01. Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Initial Mortgage Loans and Additional Mortgage Loans will be subject to the satisfaction, on the Closing Date, of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

            (a) Each of the obligations of the Sponsor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement, of Originator and Contributor required to be performed prior to the Closing Date pursuant to the terms of the Originator/Contributor Contribution Agreement, and of Contributor and the Sponsor required to be performed prior to the Closing Date pursuant to the terms of the Contributor/Sponsor Contribution and Assignment Agreement shall have been duly performed and complied with and all of the representations and warranties of the Sponsor and Emergent Group under this Agreement and of Originator and Contributor under their respective agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Contribution Agreements, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Sponsor.

            (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Ernst & Young, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the caption "The Mortgage Pool."

            (c) [This subsection is reserved.]

            (d) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

                  (i) the Schedule of Mortgage Loans;

                  (ii) the Sale and Servicing Agreement, the Indenture and the
            Underwriting Agreement, dated December 4, 1997, among the Depositor, the Trust and Prudential Securities Incorporated and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

                  (iii) an officer's certificate, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors of the Sponsor and a copy of the by-laws of the Sponsor;

                  (iv) copy of the Sponsor's and Emergent Group's charter and all amendments, revisions, and supplements thereof, certified as of a recent date by the Secretary of State of the State of Delaware and the State of South Carolina, respectively;

                  (v) an opinion of the counsel for the Sponsor and Emergent
            Group as to various corporate matters (it being agreed that the opinion shall expressly provide that the Trust and the Indenture Trustee shall be entitled to rely on the opinion);

                  (vi) opinions of counsel for the Sponsor, in forms acceptable to the Depositor, its counsel, Standard & Poor's Ratings Group and Moody's Investors Service, Inc. as to such matters as shall be required for the assignment of a rating to the Class A Notes of "AAA" by Standard & Poor's Ratings Group, and "Aaa" by Moody's Investors Service, Inc. (it being agreed that such opinions shall expressly provide that the Trust and the Indenture Trustee shall be entitled to rely on such opinions);

                  (vii) a letter from Moody's Investors Service, Inc. that it has assigned a rating of "Aaa" to the Class A Notes;

                  (viii) a letter from Standard & Poor's Ratings Group that it has assigned a rating of "AAA" to the Class A Notes;

                  (ix) an opinion of counsel of the Trust in form and substance acceptable to the Depositor, its counsel, Moody's Investor Service, Inc. and Standard and Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Sponsor shall be entitled to rely on the opinion)

                  (x) an opinion of counsel of the Owner Trustee in form and substance acceptable to the Depositor, its counsel, Moody's Investor Service, Inc. and Standard and Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Sponsor shall be entitled to rely on the opinion)

                  (xi) an opinion of counsel for the Indenture Trustee in form and substance acceptable to the Depositor, its counsel, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Sponsor shall be entitled to rely on the opinion);

                  (xii) an opinion or opinions of counsel for the Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (it being agreed that the opinion shall expressly provide that the Sponsor shall be entitled to rely on the opinion); and

            (e) The Policy shall have been duly executed, delivered and issued with respect to the Notes.

            (f) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

            (g) The Sponsor shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

      Section 5.02. Conditions of Sponsor's Obligations. The obligations of the Sponsor under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

            (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date, and the Sponsor shall have received a certificate to that effect signed by an authorized officer of the Depositor.

            (b) The Sponsor shall have received the following additional documents:

                  (i) the Sale and Servicing Agreement and the Indenture, and
            all documents required thereunder, in each case executed by the Depositor as applicable; and

                  (ii) a copy of a letter from Moody's Investors Service, Inc.
            to the Depositor to the effect that it has assigned a rating of "Aaa" to the Class A Notes and a copy of a letter from Standard & Poor's Ratings Group to the Depositor to the effect that it has assigned a rating of "AAA" to the Class A Notes.

            (c) The Depositor shall have furnished the Sponsor with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Sponsor may reasonably request.

      Section 5.03. Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Sponsor at any time before delivery of and payment of the Purchase Price for the Initial Mortgage Loans and Additional Mortgage Loans if: (i) any of the conditions set forth in Section
5.01 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Sponsor or Emergent Group, or for the winding up or liquidation of the affairs of the Sponsor; (iii) there shall have been the consent by the Sponsor or Emergent Group to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Sponsor or Emergent Group or of or relating to substantially all of the property of the Sponsor or Emergent Group; (iv) any purchase and assumption agreement with respect to the Sponsor or Emergent Group or the assets and properties of the Sponsor or Emergent Group shall have been entered into; or (v) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                   ARTICLE SIX
                                  MISCELLANEOUS

      Section 6.01. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, if to the Sponsor, addressed to the Sponsor at Emergent Mortgage Holdings Corporation II, 44 E. Camperdown Way, Greenville, South Carolina 29601, Attention: William P. Crawford or to such other address as the Sponsor may designate in writing to the Depositor and if to Emergent Group, addressed to Emergent Group, Inc., 15 South Main Street, Suite 750, Greenville, South Carolina 29601, Attention: Kevin J. Mast.

      Section 6.02. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

      Section 6.03. Agreement of Sponsor. The Sponsor agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

      Section 6.04. Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

      Section 6.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 6.06. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement and the Insurer; provided, however, that the Depositor may assign its rights hereunder without the consent of the Sponsor and Emergent Group.

      Section 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 6.08. Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Sponsor to the Depositor as contemplated by this Unaffiliated Seller's Agreement be, and be treated for all purposes as, a sale by the Sponsor to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Sponsor to the Depositor to secure a debt or other obligation of the Sponsor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Sponsor then (a) this Unaffiliated Seller's Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Sponsor to the Depositor of a security interest in all of the Sponsor's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to
Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Sponsor and the Depositor shall, to the extent consistent with this Unaffiliated Seller's Agreement, take such actions as may be necessary to ensure that, if this Unaffiliated Seller's Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the term of this Agreement.

      Section 6.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 6.10. Amendments. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

            (a) This Agreement may be amended by the Sponsor, the Depositor and Emergent Group, with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of the Indenture Trustee, the Trust or any of the Noteholders (unless an Insurer Default shall have occurred, in which event the consent of Holders of Notes evidencing in excess of 50% of the Outstanding Amount of the Notes shall be obtained) (i) to cure any ambiguity or (ii) to correct any provisions in this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Trust, adversely affect in any material respect the interests of any Noteholder.

            (b) This Agreement may also be amended from time to time by the Sponsor, the Depositor and Emergent Group with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of the Indenture Trustee and Holders of Notes evidencing in excess of 50% of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made on any Note or the Interest Rates or (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding.

            (c) Prior to the execution of any such amendment or consent, Emergent Group shall have furnished written notification of the substance of such amendment or consent to each Rating Agency.

            (d) Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

            (e) It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates. The consent of any Holder of a Note given pursuant to this Section or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note.

      Section 6.11. Miscellaneous. (a) The parties agree that each of the Insurer, the Trust, the Owner Trustee and the Indenture Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Depositor under this Agreement which are assigned to the Trust pursuant to the Sale and Servicing Agreement to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Sponsor under Section 3.05 and 4.06 of this Agreement. The parties further agree that Prudential Securities Incorporated and each of its directors and each person or entity who controls Prudential Securities Incorporated or any such person, within the meaning of
Section 15 of the Securities Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Sponsor with respect to each Underwriter Entity under Section 4.06 of this Agreement.

            (b) The Depositor, Emergent Group and the Sponsor intend the conveyance by the Sponsor to the Depositor of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan.

                     [Signatures Commence on Following Page]

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                          PRUDENTIAL SECURITIES SECURED
                                            FINANCING CORPORATION

                                          By:________________________________
                                             Name:    Glen Stein
                                             Title:   Vice President

                                          EMERGENT RESIDUAL HOLDING
                                            CORP.

                                          By:________________________________
                                             Name:
                                             Title:

                                          EMERGENT GROUP, INC.

                                          By:________________________________
                                             Name:     Keith Giddens
                                             Title:    President

[Signature Page for Unaffiliated Seller's Agreement]

STATE OF NEW YORK   )
                    )   ss.
COUNTY OF NEW YORK  )

      On December 23, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Glen Stein, personally known to me (or proved to me on the basis of satisfactory evidence) to be Glen Stein of Prudential Securities Secured Financing Corporation, a Delaware corporation, the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.


                                                 ____________________________
                                                 Notary Public

                                                 My Commission expires:

STATE OF NEW YORK   )
                    )       ss.

COUNTY OF NEW YORK  )

      On December 23, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Keith Giddens, personally known to me (or proved to me on the basis of satisfactory evidence) to be Keith Giddens of Emergent Group, Inc., the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.

                                                 ____________________________
                                                 Notary Public

                                                 My Commission expires:

STATE OF NEW YORK   )
                    )       ss.
COUNTY OF NEW YORK  )

      On December 23, 1997 before me, the undersigned, a Notary Public in and for said County and State, personally appeared _________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be __________________ of Emergent Residual Mortgage Holding Corp., the corporation that executed the within Unaffiliated Seller's Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.

                                                 ____________________________
                                                 Notary Public

                                                 My Commission expires:

                                                                       EXHIBIT A

                           SCHEDULE OF MORTGAGE LOANS

                                                                       EXHIBIT B

                              OFFICER'S CERTIFICATE

      I, Laird Minor, Vice President of EMERGENT RESIDUAL HOLDING CORP. (the "Contributor") do hereby certify as follows:

      (1) No financing statements or other filings have been filed naming the Contributor as debtor or seller in any State of the United States of America to perfect a sale, transfer or assignment of or lien, encumbrance, security interest or other interest in, or which otherwise pertains to, the Mortgage Loans other than those filed in connection with the Unaffiliated Seller's Agreement, the Sale and Servicing Agreement and the Indenture.

      (2) The Contributor's chief executive office is located at 44 East Camperdown Way, Greenville, South Carolina 29601.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Sale and Servicing Agreement dated as of December 1, 1997, among Prudential Securities Secured Financing Corporation, as Depositor, Emergent Mortgage Corp., as Servicer, and First Union National Bank, as Indenture Trustee.

      IN WITNESS WHEREOF, I have set my hand this 23rd day of December, 1997.

                                          EMERGENT RESIDUAL HOLDING
                                          CORP.

                                          By:_____________________________
                                             Name:
                                             Title: